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                                                                   EXHIBIT 10.37

                               AMENDMENT NO. 3 TO
                              FLOWSERVE CORPORATION
                           1998 RESTRICTED STOCK PLAN

Effective October 1, 2000, the Flowserve Corporation 1998 Restricted Stock Plan is amended to provide exclusively for the settlement of account by delivery of a fixed number of shares. The number of shares is fixed at the date of award and equals the number of shares held in the Participant's account for deferred restricted shares. Any cash received from the payment of dividends as of September 30, 2000 shall be deemed held pursuant to the 1998 Restricted Stock Dividend Plan.

         1. Paragraph (d) of Section 2 of Article V "Accounts for Deferred Shares" is amended to read as follows:

                  (d) Any dividends paid on the Deferred Shares in a Participant's account ("Dividends") will be credited to a Participant's deferred cash account established pursuant to the Flowserve Corporation 1998 Restricted Stock Dividend Plan.

         2. The first and second sentences of Paragraph (e) of Section 2 of Article V "Accounts for Deferred Shares" are amended to read as follows:

                  (e) Any Deferred Shares of a Participant and any amount credited to the Deferred Shares Trust accounts of a Participant will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article of the Plan. Neither a Participant nor any beneficiary of a Participant will acquire any right, title or interest in any asset of the Company as a result of any Deferred Shares credited to a Participant's account or accounts.

         3. Paragraph (a) of Section 3 of Article V "Distribution of Deferred Shares" is amended as follows:

                  (a) Deferred Shares will be distributed only in accordance with the following sections, pursuant to the election for a lump sum or installment in kind distribution specified by the Participant.

                           (i) In the event a Participant ceased to be a director or employee of the Company, as the case may be, for any reason, any Deferred Shares (other than Deferred Shares, if any, that are forfeited) previously or currently credited to his/her account will be distributed commencing within 60 calendar days of his/her termination in accordance with the method of in kind distribution elected by the Participant.

                           (ii) The Participant may elect to receive such distributions in a lump sum, in equal annual installments (not exceeding ten), or in some designated combination thereof.


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                  (iii)    If the election is a lump sum, the entire Deferred
                           Shares account balance will be transferred in kind, to the Participant within 60 days of his/her termination.

                  (iv) If installments have been elected, the aggregate number of Deferred Shares held in the separate account for Deferred Shares will be divided by the number of installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Shares so allocated will be distributed in kind and the first payment made within 60 days of termination. The second and all subsequent payments shall be made between January 1 and 30 of each following year. Certificates representing the applicable amount of Deferred Shares held for the then longest time in the Deferred Shares account of the Trust will be delivered with each installment, where applicable.

                  (v) If any portion of a Participant's deferred account remains unpaid at his/her death, then after his/her death such amount will be paid (i) to his/her beneficiary(ies) in accordance with the method of distribution elected by the Participant (following the procedures for lump sum and installment payments set forth above) or (ii) if the beneficiary predeceases the Participant, to the Participant's estate in a lump sum. Should a beneficiary die after the Participant has terminated service, but before the entire Deferred Shares have been disbursed, the Deferred Shares benefit will be transferred to the beneficiary's estate in kind.

                  (vi) Notwithstanding anything to the contrary above, no Deferred Shares shall be paid to the Participant until expiration or termination of the applicable Restriction Period or, if earlier, until the provisions of Article I, Section 5 (a) cease to apply to such Shares, and until satisfaction of applicable performance-related conditions, if any.

         4. Paragraph (b) of Section 3 of Article V "Distribution of Deferred Shares" is deleted in its entirety to eliminate any discretion by the Committee to consent to the sale of any or all Deferred Shares held for the account of a Participant.

The remainder of the Plan shall remain unchanged and in full force and effect.



                               FLOWSERVE CORPORATION


                               By: /s/ Ronald F. Shuff
                                   ---------------------------------------------
                                   Ronald F. Shuff
                                   Vice President, Secretary and General Counsel


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